Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (333-274791) of WK Kellogg Company of our report dated June 23, 2025, relating to the financial statements and supplemental schedule of WK Kellogg Co Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2024.
/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, Michigan

June 23, 2025